UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2015
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Company held its 2015 Annual Meeting of Stockholders on May 21, 2015 (the “2015 Annual Meeting”). At the 2015 Annual Meeting, holders of the Company’s Class A and Class B common stock, voting together as a single class:

•
elected David J. Corrsin, George P. Sakellaris and Joseph W. Sutton to serve as the Company’s class II directors until the Company’s 2018 annual meeting of stockholders and until their successors are elected and qualified; and

•	ratified the selection of McGladrey LLP as the Company’s independent registered public accounting firm for 2015.
The matters acted upon at the 2015 Annual Meeting, and the voting tabulation for each matter, are as follows:

Proposal 1:	The election of the following nominees for class II directors for a term of three years (voted on by holders of Class A common stock and Class B common stock, voting together as a single class):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Corrsin	106,153,979	858,498	8,097,898
George P. Sakellaris	105,075,275	1,937,202	8,097,898
Joseph W. Sutton	106,422,120	590,357	8,097,898

Proposal 2:
Ratification of the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (voted on by holders of Class A common stock and Class B common stock, voting together as a single class):

Votes For	Votes Against	Abstain	Broker Non-Votes
114,817,895	260,054	32,426	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: May 27, 2015	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary